Exhibit 23.1


                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT


To the Board of Directors
Inyx, Inc.

We consent to incorporation by reference into the registration statement on Amendment Number Two to Form SB-2/A of Inyx, Inc. (filed on October 1, 2004) of our report, dated April 9, 2004 on our audit of the consolidated financial statements of Inyx, Inc. as of December 31, 2003 on Form 10-KSB.




/s/  Berkovits, Lago & Company, LLP


Berkovits, Lago & Company, LLP
Fort Lauderdale, Florida
October 1, 2004

                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT


To the Board of Directors
Inyx, Inc.

We consent to the incorporation by reference into the registration statement in Amendment Number Two to Form SB-2/A of Inyx, Inc. (filed on October 1, 2004) of our report, dated May 19, 2003 relating to the financial statements of Miza Pharmaceuticals (UK) Limited as of December 31, 2002 filed with the Securities and Exchange Commission and to all references to our firm included in this registration statement.






Berkovits, Lago & Company, LLP
Fort Lauderdale, Florida
October 1, 2004